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                                  EXHIBIT 10.1

                         EXECUTIVE EMPLOYMENT AGREEMENT

      THIS EXECUTIVE EMPLOYMENT AGREEMENT, (this "Agreement"), is made effective as of January 1, 2003, between COLUMBIA COUNTY FARMERS NATIONAL BANK, a nationally chartered banking institution, (the "Bank"), and CCFNB BANCORP, a Pennsylvania business corporation (the "Corporation") and LANCE DIEHL, an adult individual (the "Executive"). The Bank and the Corporation are sometimes hereinafter referred to collectively as the "Employers."

      WHEREAS, the Bank is a subsidiary of the Corporation; and,

      WHEREAS, the Corporation desires to employ the Executive as its Chief Executive Officer and the Bank desires to employ the Executive as Chief Executive Officer both under the terms and conditions set forth herein; and,

      WHEREAS, the Executive desires to serve the Corporation and Bank in an executive capacity under the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:

      I. EMPLOYMENT AND EMPLOYMENT TERM. The Corporation and Bank hereby shall employ the Executive and the Executive hereby accepts employment with the Corporation and the Bank for a term of two (2) years beginning January 1, 2003, and ending December 31, 2004, unless sooner terminated as hereinafter provided. On December 31, 2004, and on the last day of December each year thereafter, while the Executive is employed by the Corporation, the term of the Executive's employment shall be automatically extended one (1) additional year, unless Executive or the Employers

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give written notice to the other on or before October 1 of the then current term of intention not to renew. The term of Executive's employment can be terminated pursuant to the provisions of paragraph 11 herein; provided, however, the parties agree that in no event shall the term of Executive's employment hereunder extend beyond December 31 in the calendar year in which Executive's 65th birthday occurs.

      2. POSITION, DUTIES, AND PLACE OF EMPLOYMENT. The Executive shall serve as the Chief Executive Officer of the Corporation and the Bank, reporting only to the Board of Directors of the Corporation and the Bank, and shall have supervision and control over, and responsibility for, the general management and operation of the Corporation and the Bank, and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors of the Corporation and the Bank, provided that such duties are consistent with the Executive's position as the Chief Executive Officer in charge of the general management of the Corporation and the Bank. The Executive's primary office shall be located at such place as the Board of Directors shall determine.

      3. ENGAGEMENT IN OTHER EMPLOYMENT. The Executive shall devote all his working time, ability and attention to the business of the Corporation and the Bank during the term of this Agreement. The Executive shall, during the term of this Agreement, notify the Board of Directors of the Corporation and the Bank in writing and receive written approval from the Corporation and Bank before the Executive engages in any other business or commercial activities, duties or pursuits, including, but not limited to, directorships of other companies. Under no circumstance, during the term of this Agreement, may the Executive engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of the Corporation and the Bank, nor may the Executive serve as a director

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or officer or in any other capacity in a company which competes with the
Corporation and the Bank. Executive shall not be precluded, however, from engaging in voluntary or philanthropic endeavors, from engaging in activities designed to maintain and improve his professional skills, or from engaging in activities incident or necessary to personal investments, so long as they are, in the Boards' reasonable opinion, not in conflict with or detrimental to the Executive's rendition of services on behalf of the Bank and Corporation. Executive shall not serve as fiduciary in connection with the administration of any trust, estate, agency or other fiduciary relationship without the prior approval from the Bank's Board, other than as a fiduciary on behalf of, or in connection with the settlement of an estate of, a member of the Executive's immediate family (i.e., spouse, parent, child, or sibling).

      4. COMPENSATION.

         (a) Annual Base Salary: As compensation for services rendered to the Corporation and the Bank under this Agreement, the Executive shall be entitled to receive from the Bank an annual base salary of not less than One Hundred Thousand ($100,000.00) Dollars per year, (the "Annual Base Salary") payable in substantially equal bi-weekly installments (or such other intervals as established by the Bank's payroll policy) prorated for any partial employment period. The Annual Base Salary shall be reviewed annually, no later than December 15 of the then calendar year and shall be subject to such annual change (but not reduced below $100,000.00 without the Executive's written consent, except in cases of national financial depression or emergency when compensation reduction has been implemented by the Board of Directors for all of the Corporation's and Bank's executive staff) as may be set by the Board of Directors of the Corporation and Bank, taking into account the position and duties of the Executive and the performance of the Corporation and Bank under the Executive's leadership.

         (b) Bonus. The Board of Directors of the Corporation and the Bank in its sole discretion may provide for payment of a periodic bonus to the Executive in such an amount or nature as it may deem appropriate based on Executive's performance, the financial performance of the Corporation and Bank and other relevant factors.

      5. FRINGE BENEFITS, VACATION, EXPENSES AND PREQUISITES.

      (a) The Executive shall be entitled to participate in or receive benefits under all Bank employee benefit plans including, but not limited to, any pension plan, profit-sharing plan, savings plan, life insurance plan or disability insurance plan, as made available by the Bank to its employees, subject to and on a basis consistent with terms, conditions and overall

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administration of such plans and arrangements, and provided, further that such participation does not violate any state or federal law, rule or regulation.

      (b) Business Expenses. During the term of his employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established by the Board of Directors of the Corporation and the Bank for its senior executive officers) in performing services hereunder, provided that the Executive properly accounts therefor in accordance with Corporation and Bank policy.

      (c) Vacation, Holidays, Sick Days and Personal Days. The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Bank from time to time for its senior executive officers, but not less than fifteen (15) business days per calendar year (prorated in any calendar year during which the Executive is employed hereunder for less than the entire such year in accordance with the number of days in such calendar year during which he is so employed). The Executive shall also be entitled to all paid holidays, sick days and personal days provided by the Bank to its regular full-time employees and senior executive officers.

      (d) Auto. Beginning June 1, 2003, the Executive shall be entitled to the use of the Bank-provided automobile, and the Bank shall pay all expenses relating thereto, including, fuel, oil, maintenance and insurance. The use of said automobile shall be limited to the Executive, his spouse, authorized Bank personnel, or designated driver in the event of an emergency.

      6. POSITIONS. The Executive agrees to serve with no additional compensation in one or more offices of the Corporation and the Bank, and/or in one or more offices of any of the Corporation's and the Bank's subsidiaries. Notwithstanding the foregoing, the Executive shall be entitled to compensation as a director for attendance at meetings of the full board, should the

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Executive become a director of the Corporation and the Bank. Executive's compensation as a director shall not apply to attendance at meetings of board committees.

      7. NON-DISCLOSURE/TRADE SECRET. During the term of his employment hereunder, or at any later time, the Executive shall not, without the written consent of the Board of Directors of the Corporation or Bank or a person authorized thereby, knowingly disclose to any person, other than an employee of the Corporation or Bank, or to a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Corporation or Bank, any confidential information obtained by the Executive while in the employ of the Corporation or Bank with respect to any of the Corporation's or Bank's services, products, improvements, formulas, designs or styles, processes, customers, methods of business or any business practices, the disclosure of which could be or will be materially damaging to the Corporation or Bank, provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive or any person with the assistance, consent or direction of the Executive) or any information of a type not otherwise considered confidential by persons encased in the same business or a business similar to that conducted by the Corporation or Bank or any information that must be disclosed as required by law. This provision shall survive termination of the Executive's employment under this Agreement and/or termination of this Agreement.

      8. RESTRICTIVE COVENANT. The Executive covenants and agrees as follows: the Executive shall not directly or indirectly, within the marketing area of the Corporation and the Bank (defined as the area within a thirty (30) mile radius of Bloomsburg, Pennsylvania) enter into or engage generally in direct or indirect competition with the Corporation and the Bank or

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any subsidiary of the Corporation, either as an individual on his own or as a partner or joint venturer, or as a director, officer, shareholder, employee, agent, independent contractor, lessor or creditor of or for any person, for a period of two (2) years after the date of termination of his employment, whether voluntary or involuntary. The foregoing restriction shall not be construed to prohibit the ownership by Executive of not more than five (5%) percent of any class of securities of any corporation which is in competition with the Corporation or the Bank, provided that such ownership represents a passive investment and that neither Executive nor any group of persons including Executive in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seek to do any of the foregoing. The existence of any claim or cause of action of the Executive against the Corporation or Bank, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation or Bank of this covenant. The Executive agrees that the restrictions set forth in this Agreement do not unreasonably interfere with his ability to obtain employment in his chosen field. The Executive also agrees that any breach of the restrictions set forth in paragraphs 7, 8 and 9 will result in irreparable injury to the Corporation and/or Bank for which they shall have no adequate remedy at law and the Corporation or Bank shall been titled to injunctive relief in order to enforce the provisions hereof. In the event that this paragraph shall be determined by any court of competent jurisdiction to be unenforceable in part by reason of it being too great a period of time or covering too great a geographical area, it shall be in full force and effect as to that period of time or geographical area determined to be reasonable by the court.

      9. NON-SOLICITATION. Executive covenants and agrees that while employed by the Corporation and the Bank and for a period of two (2) years after the termination of Executive's

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employment, either voluntarily or involuntarily, Executive shall not, either directly or indirectly in any capacity whatsoever, (a) obtain, solicit, divert, appeal to, attempt to obtain, attempt to solicit, attempt to divert, or attempt to appeal to any customers, clients or referral sources of the Corporation and/or Bank to divert their business from the Corporation and/or Bank; (b) solicit any person who was employed by the Corporation and/or Bank to leave the employ of the Corporation and/or Bank. For purposes of this covenant, "customers, clients, and referral sources" shall include all persons who are or were customers, clients or referral sources of the Corporation and/or Bank at any time during the employment of Executive by the Corporation and the Bank. The non-solicitation covenant set forth in this paragraph 9 shall not be construed to prohibit a general advertising or marketing program directed toward the marketing area of the Employers by any subsequent employer of Executive. The existence of any claim by Executive, whether predicated upon this Agreement or otherwise, shall not constitute defense to the Corporation's and/or Bank's enforcement of or attempts to enforce this provision.

      10. NOTIFICATION OF A NON-DISCLOSURE/TRADE SECRET, RESTRICTIVE COVENANT AND NON-SOLICITATION PROVISIONS. During his employment and for a period of two
(2) years following termination of his employment with the Corporation and the Bank, Executive agrees to inform any prospective employer of existence of the Non-Disclosure/Trade Secret, Restrictive Covenant and Non-Solicitation provisions of this Agreement.

      11. TERMINATION AND PAYMENTS UPON TERMINATION.

      (a) Death of Executive. The Executive's employment hereunder shall terminate upon his death. Upon his death, the Corporation/Bank shall pay Executive's then current annual base salary prorated through the date of death, together with the dollar value of any accrued vacation

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and the amount of any unreimbursed business expenses as of the date of termination;

      (b) Executive Disability. Executive's employment shall be subject to termination by the Employers upon thirty (30) days advance written notice in the event of Executive's disability as defined herein. For purposes of this Agreement, "disability" shall mean a physical or mental condition of the Executive (a) that shall have prevented Executive from performance of his duties as Chief Executive Officer on a full-time basis (i.e., for purposes hereof, an average of no less than thirty-five (35) hours per week) during a period of ninety (90) consecutive days, and (b) that, in the opinion, stated to a reasonable degree of medical certainty, of a physician licensed to practice in the Commonwealth of Pennsylvania, is likely to continue to prevent Executive from the performance of his duties on a full-time basis for an additional six months or more. Executive waives physician-patient privilege and consents to and authorizes the release of his medical records to the Employers in the event Executive has not been able to work full-time for a period of ninety (90) consecutive days. In addition, in such event, Executive (a) authorizes any physician treating Executive to discuss Executive's condition with authorized representatives of the Employers and to express opinions as to the prognosis for Executive's recovery, and (b) consents to such medical examinations by licensed physicians as the Employers may reasonably require in order to evaluate Executive's condition and prospects for resumption of his duties on a full-time basis. If Executive's employment shall be terminated by reason of his disability, the Employers shall pay Executive his then current annual base salary prorated through the date of termination, together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination.

      (c) For Cause Termination. The Corporation and/or Bank may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Corporation or Bank shall

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have "Cause" to terminate the Executive's employment hereunder upon (1) the willful and repeated failure by the Executive to substantially perform his duties hereunder following written notice to Executive specifying the nature of his deficient performance and the failure by Executive to correct such deficiency within thirty (30) days of said notice, or (2) the willful engaging by the Executive in serious misconduct injurious to the Corporation or Bank, or
(3) the willful violation by the Executive of the provisions of paragraphs 3, 7, 8 or 9 hereof after written notice from the Bank and a failure to cure such violation within thirty (30) days of said notice, or (4) the dishonesty or gross negligence of the Executive in the performance of his duties under this Agreement, or (5) the serious and willful breach of Executive's fiduciary duty to the Employers involving personal profit, or (6) the willful violation of any law, rule or regulation covering banks or bank officers or any final and unappealable cease and desist order issued by a bank regulatory authority, any of which, directly and materially harms the business of the Corporation or Bank, or (7) moral turpitude or other serious misconduct on the part of Executive which brings material public discredit to the Corporation or Bank. Any termination for cause must be approved by: (1) the affirmative vote of a majority of the directors then in office of each of the Employers, prior to a change in control, or (ii) the affirmative vote of not less than eighty (80%) percent of the directors then in office of each of the Employers, following a change in control.

      If the Executive's employment shall be terminated for cause, the Employers shall pay the Executive his full annual base salary (minus applicable taxes and withholdings) prorated through the date of termination at the rate in effect at the time of termination (together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination) and the Corporation and Bank shall have no further obligation to the Executive under this Agreement.

      (d) Resignation by Executive. The Executive may terminate his employment hereunder upon one hundred twenty (120) days written notice. Upon Executive's resignation, the

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Corporation/Bank shall pay Executive his annual base salary, (minus applicable taxes and withholdings) prorated through the date of termination at the rate then in effect at the time of termination (together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination) and the Corporation and the Bank shall have no further obligation to the Executive under this Agreement.

      (e) Termination Without Cause. At any time while the Executive is employed under this Agreement, and prior to a Change in Control as defined in this Agreement, the Corporation and the Bank may terminate the Executive's employment without cause and without advance notice. Upon such termination, the Corporation and/or Bank shall pay Executive his then current annual base salary (minus applicable taxes and withholdings) for a one (1) year period at the rate then in effect at the time of termination, (together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination) and the Corporation and the Bank shall have no further obligation to the Executive under this Agreement. The foregoing salary payments shall be made over a twelve (12) month period commencing on the effective date of termination, prorated in equal installments on the Bank's regular paydays.

      (f) Termination by Executive for Good Reason. The Executive may terminate his employment hereunder for Good Reason. The term "Good Reason" shall mean (1) any assignment to the Executive, without his consent, of any duties other than those contemplated by, or any limitation of the powers of the Executive not contemplated by, paragraphs 2 and 6 hereof, or (ii) any other breach by Employers of their obligations under this Agreement, or (iii) the occurrence of a Change in Control (as defined herein); in the case of clauses (i) and (ii) above, after notice from the Executive to the Corporation and Bank that such action or limitation of the Bank or Corporation constitutes Good Reason and the failure to cure such situation within forty-five (45) days of said notice. In the case of clause (iii) above, termination shall be effective upon written notice given by Executive to the Employers.

      If Executive shall terminate his employment for Good Reason, as defined herein, the Bank shall pay the Executive an amount equal to one (1) times his then current annual base salary,

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minus applicable taxes and withholdings, unless the termination occurs following a Change in Control, in which event the Bank shall pay the Executive the amount equal to two (2) times his annual base salary, minus applicable taxes and withholdings, subject to any limitation under paragraph 12 of this Agreement. If, pursuant to the terms of this paragraph, the Executive is entitled to an amount equal to one (1) times his annual base salary, minus applicable taxes and withholdings, this amount shall be paid over a twelve (12) month period, prorated in equal installments on the Bank's regular pay days. If, pursuant to the terms of this paragraph or paragraph 11 (g), the Executive is entitled to an amount equal to two (2) times his annual base salary, minus applicable taxes and withholdings and subject to the limitation set forth in
Section 12, this amount shall be paid in a lump sum within thirty (30) days following the date of termination.

      (g) Non-Renewal by the Employers. The Employers may terminate the Executive's employment pursuant to an election not to renew this Agreement as provided under paragraph 1 above. Upon such termination, the Corporation and/or Bank shall pay Executive his annual base salary (minus applicable taxes and withholdings) for a one (1) year period at the rate then in effect at the time of termination (together with the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination) and the Corporation and the Bank shall have no further obligation to Executive under this Agreement; provided, however, that in the case of an election not to renew made by the Employers following a Change in Control, Executive shall be treated as though he had terminated his employment for Good Reason following a Change in Control and shall be entitled to receive a payment equal to two (2) times his then current base salary. In the case of an election not to renew made by the Employers prior to a Change in Control, the foregoing salary payments shall be made over a twelve (12) month period commencing on the effective date of termination prorated in equal installments on the Bank's regular pay days. In the case of an election not to renew made by the Employers following a Change in Control, the amount owing to Executive shall be paid in a lump sum within thirty
(30) days following the date of termination.

      (h) Non-Renewal by Executive. The Executive may terminate his employment pursuant to an election not to renew this Agreement as provided under paragraph 1 above. Upon such termination, the Employers shall pay Executive his annual base salary (minus applicable taxes and withholdings) prorated through the date of termination at the rate then in effect at the time of termination (together with the dollar value of any accrued vacation and the

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   amount of any unreimbursed business expenses as of the date of termination)
   and the Corporation and the Bank shall have no further obligation to the Executive under this Agreement.

      Upon termination for any reason, the Employers shall pay to Executive the dollar value of any accrued vacation and the amount of any unreimbursed business expenses as of the date of termination.

      12. SECTION 280G LIMITATION. Any severance or salary continuation payments to be made under the terms of paragraph 11 herein, (together with any other payments which Executive has the right to receive from the Employers) which would otherwise constitute "parachute payments" subject to the provisions of
Section 280 G of the Internal Revenue Code of 1986, as amended, shall not exceed in aggregate present value (determined in accordance with Section 280G) 2.99 times the "base amount" (determined in accordance with Section 280G). The calculations of severance/salary continuation payment under this Section shall be made by an independent certified public accountant or other tax professional designated jointly by Executive and the Employers.

      13. AUTOMATIC TERMINATION. The parties agree that Executive's employment under this Agreement shall not extend beyond the 31st day of December in the calendar year in which Executive's 65th birthday occurs. Upon Executive's termination of employment under this provision, the Corporation and the Bank shall have no further obligation to Executive under this Agreement for any severance/salary continuation payment.

      14. DAMAGES FOR BREACH OF CONTRACT. In the event of a breach of this Agreement by either the Corporation, Bank or the Executive resulting in damages to another party to this Agreement, that party may recover from the party breaching the Agreement only those damages as set forth herein. In no event shall any party be entitled to the recovery of attorney's fees or costs, except as provided in the last sentence of this paragraph 14.

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      Notwithstanding the above, the attorneys fees and costs incurred by
Executive in connection with the enforcement of his rights under this Agreement after a Change in Control shall be paid by the Corporation or the Bank, unless Executive is judicially determined to have acted in bad faith.

      15. DEFINITION OF CHANGE AND CONTROL. For purposes of this Agreement, the term "Change of Control" shall mean: a change in control of a nature that would be required to be reported in response to Item 6(e) of schedule 14A of Regulation 14A and any successor rule or regulation promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation or any "person" who on the date hereof is a director or officer of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty-five (25) percent or more of the combined voting power of the Corporation's then outstanding securities, or (b) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period, or (c) the sale, exchange or transfer of all or substantially all of the Bank's or Corporation's assets.

      16. DEFINITION OF DATE OF CHANGE OF CONTROL. For purposes of this Agreement, the date of Change of Control shall mean:

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         (a) the first date on which a single person and/or entity, or group of affiliated persons and/or entities, acquire the beneficial ownership of twenty-five (25%) percent or more of the Corporation's voting securities, or

         (b) the date of the transfer of all or substantially all of the Bank's or Corporation's assets, or

         (c) the date on which a merger, consolidation or combination is consummated, as applicable, or

         (d) the date on which individuals who formerly constituted a majority of the Board of Directors of the Bank or Corporation under Section 15, above, ceased to be a majority.

         Notwithstanding anything contained herein to the contrary, if Executive's employment is terminated and he reasonably concludes that such termination: (i) was effected at the request of a third party who has expressed an intention to effect a Change in Control, or (ii) otherwise occurred in connection with or in anticipation of an actual or attempted Change in Control, then in such event a Change in Control shall be deemed to have occurred on the date immediately prior to the date of termination of Executive's employment.

      17. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when hand-delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

       If to the Executive:         LANCE DIEHL
                                    379 Sunnyview Lane, Millville, PA 17846

           If to the Bank:          Columbia County Farmers National Bank
                                    Chairman, Board of Directors
                                    232 East Street
                                    Bloomsburg, PA 17815-0240

      If to the Corporation:        CCFNB BANCORP
                                    Chairman, Board of Directors
                                    232 East Street
                                    Bloomsburg, PA 17815-0240

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

      17. SUCCESSORS. This Agreement shall inure to the benefit of and be binding

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upon the Executive, the Corporation and the Bank and any of their successors or assigns, provided however, that the Executive may not commute, anticipate, encumber, dispose or assign any payment. The Corporation and the Bank are jointly and severally liable for the obligations of the Employers hereunder.

      19. SEVERABILITY. If any provision of this Agreement is declared unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected and shall remain in full force and effect.

      20. AMENDMENT. This Agreement may be amended or canceled only by mutual agreement of the parties in writing.

      21. PAYMENT OF MONEY DUE DECEASED EXECUTIVE. In the event of Executive's death, any moneys that may be due him from the Employers under this Agreement as of the date of death shall be paid to the person designated by him in writing for this purpose, or in the absence of any such designation to: (i) his spouse if she survives him, or (ii) his estate if his spouse does not survive him.

      22. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

      23. ENTIRE AGREEMENT. This Agreement supersedes any and all agreements, either oral or in writing, between the parties with respect to the employment of the Executive by the Corporation and Bank, and this Agreement contains all the covenants and agreements between the parties with respect to such employment.

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed in their respective names and. In the case of the Corporation and the Bank, by its authorized representatives, the day and year above mentioned.

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ATTEST:                                    CCFNB BANCORP, INC.

/s/ Don E. Bangs                           /s/ Paul E. Reichart
------------------------                   -------------------------------------
Secretary                                  Chairman of the Board

ATTEST:                                    COLUMBIA COUNTY FARMERS
                                           NATIONAL BANK

/s/ Don E. Bangs                           /s/ Paul E. Reichart
------------------------                   -------------------------------------
Secretary                                  Chairman of the Board

WITNESS:

/s/ Angela S. Keller                       /s/ Lance O. Diehl
--------------------                       -------------------------------------
                                           LANCE DIEHL

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